Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul Susie
Chief Financial Officer & Executive Vice President
Email: psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Second Quarter Earnings

Annapolis, MD (July 28, 2017) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Savings Bank, FSB, today announced net income of $982 thousand or $0.07 per share for the second quarter of 2017. In comparison, the net income for the second quarter of 2016 was $12.5 million. However, in 2016 there was a one-time reversal of a valuation allowance on the deferred tax asset of $11.2 million. On a pretax basis, income for the second quarter of 2017 was $1.6 million versus $1.3 million for the second quarter of 2016.

For the six months ended June 30, 2017 net income was $1.9 million compared to $13.4 million for 2016. The $11.2 million reversal of the valuation allowance on the deferred tax asset in 2016 was the reason for the large variance. On a pretax basis, income was $3.1 million and $2.2 million for the six months ended June 30, 2017 and 2016, respectively.

Total assets were $775.4 million as of June 30, 2017, which was a $12.0 million decrease from $787.5 million as of December 31, 2016. The decrease is primarily due to a reduction in cash that was used to repay $20 million in Federal Home Loan Bank borrowings and to fund new loans.

Asset quality has improved during the six months ended June 30, 2017. Total non-performing assets decreased 44%, moving from $10.8 million as of December 31, 2016 to $6.1 million as of June 30, 2017. Total non-accrual loans to net loans decreased from 1.6% as of December 31, 2016 to 0.8% as of June 30, 2017. The improving asset quality and low charge off levels through June 30, 2017 resulted in a lower required allowance for loan losses. As a result, the allowance for loan losses was reduced by a $375 thousand reversal of provisions for loan losses during the quarter ended June 30, 2017. For the six months ended June 30, 2017, the allowance for loan losses was reduced by $650 thousand in reversals of provisions for loan losses.

“Earnings have improved over the year, aided in part by the reduction of higher cost Federal Home Loan Bank borrowings”, stated Alan J. Hyatt, President and Chief Executive Officer. Mr. Hyatt continued, “We are working diligently on increasing our lower cost core deposits and expanding our lending efforts. We have new team members committed to these efforts, and we are putting plans in place for additional growth. Additionally, we have evaluated our mortgage production model and are making significant changes to improve our lead sourcing and marketing activities. We look forward to partnering with Mid Maryland Title to provide full mortgage service to our customers. We are continuing on the path of making Severn the most efficient and full service choice for our market.”

About Severn Savings Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $775.4 million and five branches located in Annapolis, Edgewater, Severna Park and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended June 30,
	2017	2016	$ Change	% Change

Interest Income

Interest on loans	$7,394	$7,261	$133	1.83%
Interest on securities	328	299	29	9.74%
Other interest income	174	82	92	112.20%

Total interest income	7,896	7,642	254	3.32%

Interest Expense

Interest on deposits	938	1,004	(66)	-6.60%
Interest on long term borrowings	951	1,097	(146)	-13.32%

Total interest expense	1,889	2,101	(212)	-10.11%

Net interest income	6,007	5,541	466	8.41%

Provision for loan losses	(375)	100	(475)	-475.00%

Net interest income after provision for loan losses	6,382	5,441	941	17.29%

Other Income

Mortgage-banking revenue	281	340	(59)	-17.28%
Real Estate Commissions	268	673	(405)	-60.22%
Real Estate Management Income	122	185	(63)	-33.82%
All other income	334	645	(311)	-48.20%

Net other income	1,005	1,843	(838)	-45.44%

Net interest income after provision for loan losses plus other income	7,387	7,284	103	1.42%

Non-Interest Expenses

Compensation and related expenses	3,674	3,814	(140)	-3.67%
Net Occupancy & Depreciation	325	449	(124)	-27.70%
Net Costs of Foreclosed Real Estate	7	98	(91)	-93.03%
Other	1,818	1,642	176	10.72%

Total non-interest expenses	5,824	6,003	(179)	-2.97%

Income before income tax provision	1,563	1,281	282	22.02%

Income tax provision	581	(11,194)	11,775	-105.19%

Net income	$982	$12,475	$(11,493)	-92.13%
Net income available to common shareholders	$845	$12,012	$(11,167)	-92.97%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Six Months Ended June 30,
	2017	2016	$ Change	% Change

Interest Income

Interest on loans	$14,525	$14,368	$157	1.09%
Interest on securities	597	610	(13)	-2.11%
Other interest income	331	168	162	96.42%

Total interest income	15,453	15,146	307	2.02%

Interest Expense

Interest on deposits	1,913	1,983	(70)	-3.54%
Interest on long term borrowings	1,947	2,387	(440)	-18.44%

Total interest expense	3,860	4,370	(510)	-11.68%

Net interest income	11,593	10,776	817	7.58%

Provision for loan losses	(650)	100	(750)	-750.00%

Net interest income after provision for loan losses	12,243	10,676	1,567	14.68%

Other Income

Mortgage-banking revenue	816	1,032	(216)	-20.91%
Real Estate Commissions	648	791	(143)	-18.12%
Real Estate Management Income	316	350	(34)	-9.59%
All other income	583	891	(308)	-34.56%

Net other income	2,363	3,064	(701)	-22.86%

Net interest income after provision for loan losses plus other income	14,606	13,740	866	6.31%

Non-Interest Expenses

Compensation and related expenses	7,431	7,450	(19)	-0.25%
Net Occupancy & Depreciation	661	901	(240)	-26.68%
Net Costs of Foreclosed Real Estate	40	143	(103)	-72.15%
Other	3,367	3,058	309	10.10%

Total non-interest expenses	11,499	11,552	(53)	-0.46%

Income before income tax provision	3,107	2,188	919	42.00%

Income tax provision	1,200	(11,194)	12,394	-110.72%

Net income	$1,907	$13,382	$(11,475)	-85.75%
Net income available to common shareholders	$1,632	$12,325	$(10,693)	-86.76%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	June 30, 2017	December 31, 2016	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$19,759	$39,396	$(19,637)	-49.85%
Federal funds and Interest bearing deposits in other banks	14,242	27,718	(13,476)	-48.62%
Investment securities available for sale	7,171	-	7,171	100.00%
Investment securities held to maturity	64,442	62,757	1,685	2.68%
Loans held for sale	3,489	10,307	(6,818)	-66.15%
Loans receivable	631,444	610,278	21,166	3.47%
Loan valuation allowance	(7,718)	(8,969)	1,251	-13.95%
Accrued interest receivable	2,285	2,249	36	1.62%
Foreclosed real estate, net	1,015	973	42	4.29%
Premises and equipment, net	23,644	24,030	(386)	-1.61%
Restricted stock investments	4,276	5,103	(827)	-16.20%
Deferred income taxes	8,769	10,081	(1,312)	-13.02%
Prepaid expenses and other assets	2,626	3,562	(936)	-26.28%

	$775,444	$787,485	$(12,041)	-1.53%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$579,626	$571,946	$7,680	1.34%
Borrowings	83,500	103,500	(20,000)	-19.32%
Suboridinated debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	1,877	3,490	(1,613)	-46.23%

Total Liabilities	685,622	699,555	(13,933)	-1.99%

Preferred stock	4	4	-	0.00%
Common stock	121	121	-	0.00%
Additional paid-in capital	64,214	63,960	254	0.40%
Retained earnings	25,477	23,845	1,632	6.84%
Accumulated comprehensive income	6	-	6	100.00%

Total Stockholders' Equity	89,822	87,930	1,892	2.15%

	$775,444	$787,485	$(12,041)	-1.53%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2017	2016	2017	2016
Per Share Data:				.
Basic earnings per share	$0.13	$1.13	$0.07	$1.02
Diluted earnings per share	$0.13	$1.12	$0.07	$1.02
Average basic shares outstanding	12,124,566	10,930,537	12,125,324	11,772,195
Average diluted shares outstanding	12,209,911	10,978,325	12,209,250	11,827,642

Performance Ratios:
Return on average assets	0.43%	3.50%	0.38%	6.53%
Return on average equity	3.82%	30.13%	3.41%	56.17%
Net interest margin	3.18%	3.06%	3.26%	3.15%
Efficiency ratio*	82.11%	82.43%	82.96%	79.97%

	June 30, 2017	December 31, 2016
Asset Quality Data:
Non-accrual loans	$5,042	$9,852
Foreclosed real estate	1,015	973
Total non-performing assets	6,057	10,825
Total non-accrual loans to total loans	0.8%	1.6%
Total non-accrual loans to total assets	0.7%	1.3%
Allowance for loan losses	7,718	8,969
Allowance for loan losses to total loans	1.2%	1.5%
Allowance for loan losses to total non-accrual loans	153.1%	91.0%
Total non-performing assets to total assets	0.8%	1.4%
Non-accrual troubled debt restructurings (included above)	2,382	2,392
Performing troubled debt restructurings	15,864	18,066
Loan to deposit ratio	108.9%	106.7%

*	The efficiency ratio is general and administrative expenses as a percentage of net interest income plus non-interest income